UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K
____________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2019
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 11, 2019, Charles J. Ditkoff notified R1 RCM Inc. (the “Company”) of his decision not to stand for re-election to the board of directors (the “Board”) at the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). On April 12, 2019, the Board approved a one-time cash award of $100,000 to Mr. Ditkoff in recognition of his contributions to the Board.

(d) On April 12, 2019, the Board elected Jill Smith as a director of the Company, to serve until the Company’s 2019 Annual Meeting and thereafter until her successor is duly elected and qualified, or until her earlier death, resignation or removal. Ms. Smith was elected upon the recommendation of the Nominating and Corporate Governance Committee of the Board. Ms. Smith was not selected pursuant to any arrangement or understanding between her and any other person. In addition, Ms. Smith is not a party to any transaction, or series of transactions, involving the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board also determined that Ms. Smith is “independent” within the meaning of NASDAQ rules.

Ms. Smith will receive compensation for her Board service as a non-employee director consistent with the Company’s non-employee director compensation program. The Company has entered into an indemnification agreement with Ms. Smith in the form that the Company has entered into with its other directors, which provides that the Company will indemnify Ms. Smith to the fullest extent permitted by law for claims arising in her capacity as a director of the Company, provided that she acted in good faith and in a manner that she reasonably believed to be in, or not opposed to, the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that her conduct was unlawful. In the event that the Company does not assume the defense of a claim against Ms. Smith, the Company will be required to advance her expenses in connection with her defense of that claim, provided that she undertakes to repay all amounts advanced if it is ultimately determined that she is not entitled to be indemnified by the Company.
Ms. Smith, age 60, has served as the President and Chief Executive Officer of Allied Minds since March 2017 and as a Director of Allied Minds since 2016. Ms. Smith brings more than 25 years of experience as an international business leader, including 17 years as chief executive officer of private and public companies in the technology and information services markets. Most recently, Ms. Smith served as Chairman, Chief Executive Officer and President of DigitalGlobe Inc., a global provider of satellite imagery products and services. Ms. Smith started her career as a consultant at Bain & Company, where she rose to become Partner. She subsequently joined Sara Lee as Vice President, and went on to serve as President and Chief Executive Officer of eDial, a VoIP collaboration company, and of SRDS, a business-to-business publishing firm. She also served as Chief Operating Officer of Micron Electronics, and co-founded Treacy & Company, a consulting and boutique investment business. She previously served as a director of Gemalto NV from 2016 to 2018, Endo International from 2012 to 2018, and Hexagon AB from 2013 to 2017. The Company believes Ms. Smith’s proven leadership, extensive experience as a technology executive, including as a chief executive officer, and experience serving on corporate boards qualify her to serve on the Board.

A copy of the press release announcing these changes is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit Number	Description
	99.1	Press Release of R1 RCM Inc., dated April 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 16, 2019

R1 RCM Inc.

		By:	/s/ Christopher S. Ricaurte

Christopher S. Ricaurte
Chief Financial Officer and Treasurer